                                                  Exhibit 10.6


                              MANAGEMENT AGREEMENT
                              --------------------



     THIS AGREEMENT is made effective the 4th day of August, 1995 by and between FIRST NEW ENGLAND DENTAL CENTERS, INC. , a Delaware corporation, having its place of business at 85 Devonshire Street, 2nd Floor, Boston, Massachusetts 02109 ("First Dental"), and OSORIO AND WATKIN, D.M.D., P.C., a Massachusetts professional corporation, having its place of business at c/o First New England Dental Centers, Inc., 85 Devonshire Street, 2nd Floor, Boston, Massachusetts 02109 ("Dental Group").

     WHEREAS, Dental Group has been incorporated under the laws of the Commonwealth of Massachusetts to render dental and related services to patients of Dental Group;

     WHEREAS, Dental Group desires to establish and operate a practice of dentistry and related services in the northeast United States region (the "Practice") at the locations specified in EXHIBIT A from time to time (the "Premises"); and

     WHEREAS, Dental Group will use and occupy the Premises for the conduct of the Practice pursuant to lease, sublease, license, sublicense, or use agreement(s) with First Dental (the "Sublease Agreement(s)"), which Sublease Agreement(s) shall be attached hereto and incorporated in EXHIBIT B from time to time as executed by the parties;

     WHEREAS, Dental Group desires to license from First Dental the use of the equipment specified in EXHIBIT C attached hereto and incorporated herein by reference (the "Equipment"), and the use of the office furnishings and leasehold improvements specified in EXHIBIT D attached hereto and incorporated herein by reference (the "Furnishings"), and to obtain purchasing, administrative and management services for the Practice from First Dental; and

     WHEREAS, First Dental desires to provide Dental Group with the use of the Premises and the Equipment and Furnishings for the Practice, and to provide certain purchasing administrative and management services to Dental Group.

     NOW THEREFORE, in consideration of the mutual premises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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     1.  Representations and Warranties.
         ------------------------------

         1.1. REPRESENTATIONS AND WARRANTIES OF FIRST DENTAL. First Dental hereby represents and warrants to Dental Group that at all times during the term of this Agreement:

         (a) First Dental is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         1.2. REPRESENTATIONS AND WARRANTIES OF DENTAL GROUP. Dental Group hereby represents and warrants to First Dental that at all times during the term of this Agreement:

         (a) Dental Group is a professional corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

         (b) Each of the dentists or specialists (the "Dental Group Personnel") employed or engaged by Dental Group to render services in the Practice is duly licensed, certified, or registered, as applicable, to render the services for which he or she has been employed or engaged by Dental Group.

         (c) Dental Group will establish and enforce procedures to ensure that proper and complete dental records are maintained regarding all patients of the Practice as required by applicable law and by the rules and regulations of any third party payors with which Dental Group may contract or affiliate. To the extent permitted by law, Dental Group shall provide access to First Dental to such books and records of Dental Group as may be necessary to carry out the terms, conditions, and purposes of this Agreement.

     2.  License of the Furnishings and Equipment.
         ----------------------------------------

         2.1. TITLE AND MAINTENANCE. During the term of this Agreement, First Dental grants to Dental Group the exclusive right to use the Premises, Equipment and Furnishings specified in, respectively, Exhibits B, C and D hereto on the terms and conditions hereinafter set forth. Dental Group shall use, and shall cause Dental Group Personnel to use, the Premises, Equipment and Furnishings only in connection with the Practice. Leasehold rights to the Premises, as well as title to the Equipment and Furnishings, including any improvements thereto, shall be and remain in First Dental at all times. Dental Group agrees to take no action that would adversely affect First Dental's title to or interest in the Premises, Equipment and Furnishings. During the term of this Agreement, Dental Group shall be responsible for maintaining the Premises, Equipment and Furnishings in good condition and repair, reasonable wear and tear from normal use excepted, including, where necessary, the replacement or substitution of parts. All maintenance, repair


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and replacement, if necessary, of the Premises, Equipment and Furnishings shall be performed by First Dental, on behalf of Dental Group, in accordance with paragraph 3.1 of this Agreement. Dental Group agrees to assume the cost and expense of all supplies used in connection with the Premises, Equipment, and Furnishings, and Dental Group agrees to make the Premises, Equipment and Furnishings available for inspection by First Dental at any reasonable time.

         2.2. LIENS, ENCUMBRANCES, ETC. Dental Group shall not directly or indirectly create, permit or suffer to exist any mortgage, security interest, attachment, writ or other lien or encumbrance on the Premises, Furnishings or Equipment, and will promptly and at its own expense, discharge any such lien or encumbrance which shall arise, unless the same shall have been created or approved by First Dental.

         2.3. RETURN OF FURNISHINGS AND EQUIPMENT. Upon the termination or expiration, as applicable, of this Agreement, First Dental shall retain all Furnishings and Equipment, and Dental Group will relinquish control thereof and of the Premises free and clear of all liens, encumbrances, and right of others (save those created or approved by First Dental).

         2.4. ASSIGNMENT. Dental Group shall not assign any of its rights hereunder to the use of the Premises, Furnishings or Equipment to any third party, without the prior written consent of First Dental.

         2.5. REPORTING. Dental Group shall advise First Dental with respect to the selection of additional and replacement equipment or furnishings for the Practice, and with respect to any proposed additions or improvements to the Premises Equipment or Furnishings. Dental Group will ensure that all Premises, Equipment and Furnishings are used in a safe and appropriate manner. Dental Group shall promptly notify First Dental of any defective Equipment or Furnishings.

     3. GENERAL RESPONSIBILITIES OF FIRST DENTAL. First Dental shall have responsibility for general management and administration of the day-to-day business operations of Dental Group, exclusive of the dental, professional and ethical aspects of its dental practice.

         3.1. PREMISES, FURNISHINGS AND EQUIPMENT. During the term of this Agreement, Dental Group engages First Dental and First Dental agrees to perform, or subcontract for the performance of, all maintenance, repair, and servicing as may be necessary for the Premises, Equipment and Furnishings to be maintained in good working condition, reasonable wear and tear excepted.


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         3.2. PREMISES. During the term of this Agreement, First Dental agrees to provide Dental Group with the use of the Premises on the terms and conditions specified from time to time in EXHIBIT B.

         3.3. ADMINISTRATIVE AND MANAGEMENT SERVICES. First Dental shall provide management and administrative services for the Practice, including but not limited to the following:

              (i) secretarial, reception and clerical functions, including coordination of patient visits and scheduling of patients;

              (ii) business planning, including the recommendation of capital, operating and cash flow budgets;

              (iii) financial management, including selecting independent auditors to audit the financial operations of Dental Group, causing annual audited financial statements to be prepared for Dental Group, and providing to Dental Group the data necessary for Dental Group to prepare and file its tax returns and make any other necessary governmental filings;

              (iv)   bookkeeping, accounting, and data processing services;

              (v)    maintenance of dental records;

              (vi) materials management, including the purchase and stocking of office and dental supplies and pharmaceuticals, and maintenance of Equipment and Premises;

              (vii) administering or causing to be administered any welfare, benefit or insurance plan or arrangement of Dental Group;

              (viii) human resources management, including recruitment of all personnel, training and management of all non-clinical staff;

              (ix) billing and collection, accounts receivable and accounts payable processing;

              (x)    utilization and cost management systems;

              (xi) evaluating, negotiating and administering, on behalf of Dental Group, agreements with employers, multi-employer welfare trusts, third party administrators and other third parties, including third party payors, managed care entities, institutional health care providers and vendors;


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              (xii)  using best efforts to obtain and maintain malpractice and other agreed upon insurance coverages;

              (xiii) advertising, marketing and promotional activities;

              (xiv) arranging for necessary legal services except with respect to any legal dispute between Dental Group and First Dental; and

              (xv) performing credentialing support services such as application processing and information verification.

         3.4. STAFF. Subject to the requirements of applicable federal and state law, First Dental shall, on the terms and conditions specified in this Agreement, employ or engage and make available to the Practice, on a non-exclusive basis, sufficient non-dentist professional and administrative staff (hereinafter referred to collectively as "Staff") as may be reasonably necessary to operate the Practice in an efficient manner and meet the patient care needs of the Practice in a timely manner, during the hours of operation of the Practice by Dental Group. All Staff assigned by First Dental to the Practice shall be subject to Dental Group's clinical supervision and approval, which approval shall not be unreasonably withheld. The hiring, firing, disciplining, and determination of compensation and benefits of such Staff in connection with services provided to or on behalf of the Practice shall be within the sole discretion of First Dental; provided, however, that First Dental shall, at Dental Group's written request, remove from the Practice any Staff member who does not perform to the reasonable satisfaction of Dental Group.

     4.  Responsibilities of Dental Group.
         --------------------------------

         4.1. PROFESSIONAL SERVICES. During the term of this Agreement, Dental Group shall be solely responsible for, and First Dental shall not exercise any control over, all aspects of the dental, diagnostic, therapeutic and related professional services delivered by the Practice and for the selection, training, professional direction, supervision and employment or engagement of all Dental Group Personnel. The hiring, firing, credentialing, disciplining, and determination of compensation and benefits of such Dental Group Personnel shall be within the sole discretion of Dental Group. First Dental may terminate this Agreement if Dental Group fails, within thirty (30) days after receiving written notice from First Dental, to remove from the Practice any Dental Group Personnel who First Dental determines has materially disrupted or interfered with the performance of its obligations hereunder.

         4.2. TIME COMMITMENT. Dental Group shall conduct the Practice fifty-two
(52) weeks per year, according to a schedule


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mutually determined by First Dental and Dental Group. Dental Group shall provide
Dental Group Personnel in adequate numbers to meet all of the needs, including emergency needs, of patients of the Practice in a timely and responsive manner.

         4.3. QUALITY OF SERVICE. Dental Group shall establish and enforce procedures to assure the appropriateness, necessity, consistency, quality, cost effectiveness and efficacy of all professional services provided to patients of the Practice. Dental Group shall require each of its Dental Group Personnel, and First Dental shall require each member of its Staff, to participate in and cooperate with any utilization management, quality assurance, risk management, patient care assessment, continuous quality improvement, accreditation or other similar program or study to review the performance of Dental Group Personnel as may be required by Dental Group, governmental agencies, professional review organizations, accrediting bodies, or third party payors or health care entities with which Dental Group may contract or affiliate.

         4.4. Billing and Collection.
              ----------------------

              (a) Dental Group, or Dental Group's authorized billing agent, shall bill to and collect from patients, third party payors and others for all services rendered by Dental Group or any Dental Group Personnel in connection with the Practice. Dental Group hereby appoints First Dental as its agent and attorney-in-fact for purposes of billing and collecting, in Dental Group's name and on Dental Group's behalf, for all such professional services rendered in connection with the Practice. First Dental shall issue bills for all such services within thirty (30) days after such services are rendered, and First Dental shall use its best, good faith and diligent efforts to collect for all such services as promptly as may be reasonably practicable.

              (b) All of the payments with respect to Dental Group services shall be made by cash, credit card, check (or electronic funds transfer) payable to Dental Group and shall be deposited into a lock box account in the name of Dental Group (the "Practice Account") with a bank mutually agreed upon by the parties and whose deposits are insured by the FDIC (the "Account Bank"). Withdrawals from such Practice Account shall require the joint signatures of an authorized agent of Dental Group and an authorized agent of First Dental. Dental Group shall direct Account Bank in writing to transfer all amounts in the Practice Account at the end of each business day of the Account Bank, or with such other frequency as First Dental may direct, to an account designated by First Dental ("Manager's Account"). Dental Group agrees that it will not take any action that interferes with the transfer of funds from the Dental Account to the Manager's Account as provided in this Section nor will Dental Group or its agents remove, withdraw or authorize the removal or


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withdrawal of any funds from the Practice Account for any purpose except to accomplish the transfer of funds provided in this Section.

              (c) Dental Group shall promptly endorse and deliver to First Dental all payments, notes, checks, money orders, insurance proceeds, remittances and other evidences of indebtedness or payment received by Dental Group with respect to all accounts, contract rights, instruments, documents, or other rights to payment from time to time arising from the rendering of medical services by Dental Group and Dental Group Personnel or otherwise relating to the business of Dental Group after the Effective Date, together with any guarantees thereof or securities therefor which are generated during the term of this Agreement. Such collections shall be deposited in the Practice Account by First Dental.

              (d) Dental Group and Dental Group Personnel hereby authorize First Dental to initiate legal proceedings in the name of Dental Group to collect any accounts and monies owed to Dental Group or any of Dental Group Personnel or to enforce the rights of Dental Group and Dental Group Personnel as creditors under any contract or in connection with the rendering of any service hereunder, and to contest adjustments and denials by governmental agencies (or their fiscal intermediaries) or third-party payors. All adjustments made for uncollectible or doubtful accounts, charity care, professional courtesies and other activities that do not generate a collectible fee shall be determined by First Dental in its reasonable judgment for purposes of financial reporting.

              (e) Dental Group shall provide written notice to First Dental at least thirty (30) days in advance of any proposed change in its charges. If First Dental objects in writing to any such proposed revised charge, Dental Group shall consult with First Dental regarding the appropriate level of such charge before said charge shall go into effect.


        [Confidential Treatment has been requested for Section 5. It has been omitted and filed separately with the Securities and Exchange Commission.]



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     6.  Regulatory Matters.
         ------------------

         (a) Dental Group Personnel shall at all times be free, in their sole discretion, to exercise their professional/dental judgment on behalf of patients of Dental Group. No provision of this Agreement is intended, nor shall it be construed, to permit First Dental to affect or influence the professional/dental judgment of any Dental Group Personnel. To the extent that any act or service required or permitted of First Dental by any provision of this Agreement may be construed or deemed to constitute the practice of dentistry, the ownership or control of a dental practice, or the operation of a dental or health care facility, said provision of this Agreement shall be void AB INITIO and the performance of said act or service by First Dental shall be deemed waived by Dental Group.

         (b) The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of law and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the Practice, and of any insurance company insuring the Premises or


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the parties against liability for accident or injury in or upon the Premises.

     7.  Insurance.
         ---------

         7.1. GENERAL COMPREHENSIVE LIABILITY INSURANCE. During the term of this Agreement, First Dental shall obtain and maintain, at Dental Group's PRO RATA expense, a comprehensive general liability insurance policy and such other insurance as may be required, in such amounts, with such coverages and with such companies as First Dental may reasonably determine.

         7.2. EQUIPMENT INSURANCE. First Dental shall cause to be carried and maintained insurance against all risks of physical loss or damage to the Equipment in an amount not less than the original purchase price or the replacement cost with like kind and quality at the time of loss, with such companies and as First Dental shall reasonably determine.

         7.3. MALPRACTICE INSURANCE. During the term of this Agreement, First Dental shall use its best efforts to obtain and maintain, at Dental Group's expense, professional liability insurance covering Dental Group, and each Dental Group Personnel, with limits of $1 million per occurrence and $3 million in the annual aggregate. In the event Dental Group has a "claims made" form of insurance in effect at any time during the term of this Agreement, First Dental shall obtain, at Dental Group's expense, full "tail" coverage to cover any event that may have occurred during the term of this Agreement. Dental Group shall provide to First Dental any information with respect to Dental Group or Dental Group Personnel necessary for First Dental to secure such professional liability insurance.

     8. INDEMNIFICATION. Except to the extent paid from the proceeds of available insurance, each party (and its affiliates) agrees to indemnify and hold the other party (and its affiliates) harmless against any loss, cost, suit, claim, action, cause of action, damage, obligation, contract, demand, liability, judgment, verdict, settlement or expense (including reasonable attorney's and other consultancy fees and court costs) arising out of any act or omission of the indemnifying party, its employees, agents or affiliates that occurs in connection with this Agreement.

     9. NON-SOLICITATION. Dental Group agrees not to solicit the employment of, or to employ, any employee of First Dental or its affiliates, including but not limited to any member of the Staff provided by First Dental to Dental Group hereunder, during the term of this Agreement, and for a period of one (1) year from the date of termination or expiration of this Agreement. Dental Group agrees not to solicit contractual arrangements with, or business of any kind from, any subscribers or health insurance clients of First Dental (or First Dental affiliates) who reside,


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work or are located within a ten (10) mile radius of the Practice, for a period of one (1) year from the date of termination or expiration of this Agreement.

     10. NON-COMPETE. During the term of this Agreement, Dental Group and each of Dental Group Personnel shall not, without the express written consent of First Dental directly or indirectly, in whole or in part, own, manage, operate, join, control, participate in the ownership, management, operation or control of, contract with, be employed by, or be connected with in any manner, any business engaged in the same or similar activities engaged in by First Dental or Dental Group, or which directly or indirectly competes with First Dental or Dental Group.

          If any part of paragraph 9 or 10 of this Agreement should be determined by a court of competent jurisdiction to be unreasonable in nature, duration, geographic area, or scope, then this Agreement is intended to and shall extend only for such period of time, in such area and with respect to such activity, as is determined by said court to be reasonable.

     11. DISCLOSURE OF INFORMATION. Dental Group recognizes and acknowledges that all records, files, reports, protocols, policies, manuals, data bases, processes, procedures, computer systems, materials and other documents used by First Dental (or its affiliates) in rendering services hereunder, or relating to the operations of First Dental (or its affiliates), belong to and shall remain the property of First Dental and constitute proprietary information and trade secrets that are valuable, special, and unique assets of First Dental business. Dental Group shall not, and shall assure that each Dental Group Personnel shall not, during or after the term of this Agreement, disclose any proprietary information or trade secrets of First Dental (or its affiliates) to any other firm, person, corporation, association, or other entity for any reason or purpose whatsoever, without the written consent of First Dental or its respective affiliate.

     12. DENTAL GROUP COVENANTS. Dental Group agrees, at all times during the term of this Agreement, not to amend its Articles of Organization or By-laws.

     13.  Term and Termination.
          --------------------

          (a) The term of this Agreement shall be for thirty (30) years commencing on the date first written above, unless sooner terminated as set forth herein, and shall automatically renew for successive five (5) year terms unless either party gives the other at least ninety (90) days' prior written notice of its intention not to renew prior to the expiration of the then current term.


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         (b) Either party may terminate this Agreement immediately upon the occurrence of any of the following events with regard to the other party: (i) the making of a general assignment for the benefit of creditors; (ii) the filing of a voluntary petition or the commencement of any proceeding by either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension; (iii) the filing of any involuntary petition or the commencement of any proceeding by or against either party for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, which such petition or proceeding is not dismissed within ninety (90) days of the date on which it is filed or commenced; or (iv) suspension of the transaction of the usual business of either party for a period in excess of thirty (30) days.

         (c) This Agreement may be terminated by First Dental by written notice to Dental Group, at any time at or after issuance to First Dental or its affiliates by the Massachusetts Department of Health Services of a license to operate a dental or health care facility, or a diagnostic and treatment center, at the Practice.

         (d) First Dental shall terminate this Agreement immediately upon written notice to Dental Group in the event of termination for any reason of (i) that certain Revolving Credit Agreement between First Dental and Dental Group of even date herewith, (ii) any Sublease Agreement between First Dental and Dental Group, or (iii) any other written agreement between the parties of even date herewith.

         (e) First Dental may terminate this Agreement immediately upon written notice to Dental Group of any breach of the Stock Transfer Restriction Agreement of even date herewith between First Dental and the stockholder of Dental Group.

         (f) First Dental may terminate this Agreement immediately upon written notice to Dental Group of any breach of paragraph 12 of this Agreement.

         (g) First Dental may terminate this Agreement at any time, with or without cause, by giving Dental Group ninety (90) days' prior written notice.

         (h) Dental Group may terminate this Agreement upon ninety (90) days' prior written notice to First Dental in the event of a material breach by First Dental of any material term or condition hereof, if such breach is not cured to the reasonable satisfaction of Dental Group within ninety (90) days after Dental Group has given notice thereof to First Dental.


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         (i) Upon termination or expiration of this Agreement, Dental Group shall return to First Dental any and all property of First Dental which may be in Dental Group's possession or under Dental Group's control.

     14. ARBITRATION. Any disputes arising under this Agreement or any breach of this Agreement, shall be determined by arbitration in the Commonwealth of Massachusetts in accordance with the commercial rules of the American Arbitration Association ("Association"), then in effect, by a single arbitrator selected by mutual agreement of the parties or, if the parties are unable to agree on an arbitrator, by the Association; provided that this paragraph shall not restrict the right of either party to institute a legal proceeding to enable such party to obtain temporary injunctive relief during the pendency of any such arbitration. A determination of the dispute by the arbitrator shall be final and binding on the parties to the extent permitted by law, and judgment on any award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The prevailing party, if any, in any arbitration under this Agreement and in any court proceedings to enforce such arbitration or the arbitrator's award shall be entitled to recover its reasonable attorney's fees and court costs. The cost of the arbitration, other than attorney's fees and consultancy fees, shall be borne equally by the parties.

     15. STATUS OF PARTIES. In the performance of the work, duties and obligations under this Agreement, it is mutually understood and agreed that each party is at all times acting and performing as an independent contractor with respect to the other and that no relationship of partnership, joint venture or employment is created by this Agreement.

     16. FORCE MAJEURE. Neither party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, Acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather. In any such case, the parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the parties hereunder, to the extent reasonably practicable. It is agreed that financial inability shall not be a matter beyond a party's reasonable control.

     17. NOTICES. Any notices to be given hereunder by either party to the other shall be deemed to be received by the intended recipient (a) when delivered personally, (b) the day following delivery to a nationally recognized overnight courier service with proof of delivery, or (c) three (3) days after mailing by certified mail, postage prepaid with return receipt requested, in each case addressed to the parties at the addresses set forth


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above or at any other address designated by the parties in writing.

     18. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be changed orally, and may only be amended by an agreement in writing signed by both parties.

     19. NO RIGHTS IN THIRD PARTIES. This Agreement is not intended to, nor shall it be construed to, create any rights in any third parties, including, without limitation, in any Dental Group Personnel.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     21. SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, that provision will be enforced to the maximum extent permissible, and the remaining provisions of this Agreement will remain in full force and effect, unless to do so would result in either party not receiving the benefit of its bargain.

     22. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.

     23. RIGHTS UNAFFECTED. No amendment, supplement or termination of this Agreement shall affect or impair any rights or obligations which shall have theretofore matured hereunder.

     24. INTERPRETATION OF SYNTAX. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender, as the sense and circumstances require.

     25. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of the parties, their respective heirs, executors, administrators and assigns.

     26. FURTHER ACTIONS. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     27. NON-ASSIGNMENT. Dental Group may not assign this Agreement except with the prior written approval of First Dental may assign this Agreement after written notice to Dental Group.


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     28. SURVIVAL. Provisions of this Agreement which, by their terms or by reasonable implication, are to performed after termination or expiration of this Agreement (including Sections 2.3, 4.4, 5, 7.3, 8, 9, 10, 11 and 14-28) shall survive termination or expiration of this Agreement.




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     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto affix their signatures below and execute this Agreement under seal.


OSORIO AND WATKIN, D.M.D., P.C.


By: /s/Arnold Watkin
    ------------------------------------
    President

FIRST NEW ENGLAND DENTAL CENTERS, INC.


By: /s/Jerald Robbins
    ------------------------------------
    President

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES

                                    EXHIBIT B

                               SUBLEASE AGREEMENTS

                                    EXHIBIT C

                                    EQUIPMENT

                                    EXHIBIT D

                                   FURNISHINGS